Exhibit 5




                          SIMPSON THACHER & BARTLETT
                             425 LEXINGTON AVENUE
                           NEW YORK, N.Y. 10017-3954

                           FACSIMILE: (212) 455-2502




                                                               May 14, 2002




PRIMEDIA Inc.
745 Fifth Avenue
New York, New York  10151

Ladies and Gentlemen:

     We have acted as counsel to PRIMEDIA Inc., a Delaware corporation ("PRIMEDIA"), in connection with the Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to shares (the "Shares") of Common Stock, par value $.01 per share, of PRIMEDIA to be issued by PRIMEDIA pursuant to the PRIMEDIA Inc. 2001 Stock Incentive Plan (the "Plan") We have examined the Registration Statement and the Plan.

     We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other and further investigations, as we have deemed relevant and necessary in connection with the opinions herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of PRIMEDIA.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.




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     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized and, upon payment of the consideration, if any, payable therefor pursuant to terms of the Plan and issuance and delivery of the Shares in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

     We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

     We hereby consent to the filing of this opinion of counsel as Exhibit 5 to the Registration Statement.

                         Very truly yours,

                        /s/ Simpson Thacher & Bartlett

                        SIMPSON THACHER & BARTLETT